Exhibit 99.1

Shareholder Letter April 9, 2007

Dear Fellow Shareholders,

On behalf of our entire organization, I am pleased to report that 2006 was a highly productive year for Health Discovery Corporation. I am very proud of HDC’s visible progress following our first revenue event at the end of 2005. Based on transactions completed in the latter part of 2006, our strengthened patent estate, and the pace and scope of our current deal flow, I believe we are on track to meet our long-term goals of sustainable revenue and profitability. In brief, I think your Company rests on a solid foundation that will support our growth for the foreseeable future.

When I corresponded with you last year, I described HDC’s recent emergence from the developmental stage and our ambitious plans and expectations as we embarked on our first full year as an operational company. In 2006, our licensing efforts resulted in customer contracts totaling $485,000 in cash receipts and identifiable future commitments, but excluding royalties. Far more importantly though, we advanced our business plan in several key areas, including:

▪	New license and development agreements with pharmaceutical and diagnostic companies in the U.S. and Europe

▪	Significant increase in the value of our patent portfolio

▪	Additional financing of $1,000,000

▪	Successful conclusion of our first patent infringement lawsuit

▪	Strategic consulting relationship with IPotential to help monetize our IP portfolio in the IT and communications markets

▪	Formation of a joint venture, SVM Capital, to apply our pattern recognition technology to financial markets.

Because these achievements are noteworthy in and of themselves, I’ve chosen to discuss them at greater length below. They are also essential building blocks for our business foundation, and a necessary springboard for our future efforts:

1. We signed licensing and/or development agreements with pharmaceutical and diagnostic companies in the US and abroad.

These agreements include combinations of up-front licensing fees, developmental fees, and royalties. Our licensing strategy provides HDC with revenue in the near term, as well as long term royalty revenue continuing for the life of the patents.

February 2006 - An expansion of our 2005 product development relationship with Clarient, a cancer diagnostics services company.

August 2006 - A worldwide license agreement with Bruker Daltonics, a leading developer of innovative life science tools based on mass spectrometry, to use our SVM technology in its ClinProTools™ clinical proteomics product line.

September 2006 - A worldwide license agreement with Epigenomics, a German methylation-based molecular diagnostics company, to use our SVMs to develop novel products for cancer treatment.

December 2006 - A worldwide license agreement with Pfizer, the world’s largest pharmaceutical company, to utilize HDC’s SVM and Fractal Genomic Modeling (FGM) technology in its research activities.

2. We significantly increased the value of HDC’s intellectual property (IP) portfolio with the issuance of two very important SVM-based U.S patents, as well as three foreign patents. Our recent U.S. biomarker patent applications also represent major advances in the art of biomarker discovery.

HDC’s patents have been carried on our balance sheet for about $3.3 million, which is what we paid to acquire them a few years ago (less subsequent amortization). However, many of our shareholders may not be aware that the actual cost to develop these assets in the years before then was vastly higher. The building of a patent portfolio is not unlike the planting of new vineyard: each can take a long time to mature, each requires continued attention and investment, and each can yield harvests of widely varying quality. Our goal at HDC is to produce rich and long-lived patent vintages for our shareholders. What follows is part of the essential process of maturation.

U.S. (SVM) Patents Issued (2006):

U.S. patent issued for “Computer-Aided Image Analysis" (covers image processing using multiple SVMs and applications for medical imaging, including mammography).

U.S. patent issued for "Methods of Identifying Patterns in Biological Systems and Uses Thereof". This is our revolutionary Recursive Feature Elimination (RFE) invention used to rank order genomic and proteomic data for molecular diagnostics, prognostics, and drug discovery. Despite its title, this patent's claims are not limited to biological systems.

Foreign (SVM) Patents Allowed (2006-2007):

In Israel, India and South Korea, entitled "Enhanced Knowledge Discovery from Multiple Data Sets Using Multiple Support Vector Machines". These patents include the use of an ensemble of SVMs and correspond to patents already issued to HDC in the U.S., Australia, China, France, Germany, Italy, Norway, Spain, and the UK.

U.S. (biomarker and image) Patent Filings (2006-2007):

"Computer-Aided Image Analysis" encompassing digital image analysis with ex vivo and in vivo applications.

"Biomarkers for Screening, Predicting and Monitoring Benign Prostate Hyperplasia (BPH)" claiming top biomarkers for BPH.

"Biomarkers for Screening, Predicting and Monitoring Prostate Cancer" claiming discovery on unregulated genes for prostate cancer.

HDC is presently speaking with certain firms (discussion below) about developing diagnostic tests using our BPH and prostate cancer biomarkers. Significantly, we used our own SVM-RFE patented inventions to discover these biomarkers. Of particular note is the 95% AUC (Area Under the Curve - a measure of accuracy) for our 4-gene prostate cancer biomarker, which our scientists believe is far more accurate than any other indicator now in use

3. We began the process of protecting HDC’s patent portfolio.

In June, we filed patent infringement lawsuits against Ciphergen Biosystems and Equbits. After four months of settlement discussions, Equbits agreed to a permanent injunction (in the form of a final consent judgment) barring it from any future use or sale of products using HDC’s patented SVM technology.  The Ciphergen matter is still pending.

4. We initiated our approach to the high technology markets.

In August, we announced a strategic consulting partnership with IPotential, a leading intellectual property service provider in the high-tech arena to help us plan the monetization strategy for HDC’s IP portfolio in the IT and communications markets.

5. We extended our SVM reach into financial markets.

Early in 2007, we formed a joint venture, SVM Capital, with Atlantic Alpha Strategies to apply our SVM pattern recognition tools to quantitative investment analysis. SVMC’s President notes that research efforts to date show promise in developing computer-based investment and hedging techniques. The specific goal is to substantially reduce investment risk while providing superior, but not necessarily outsized returns for comparable asset classes. If SVMC can advance the predictive art sufficiently, the ultimate business objective is to create one of more funds that would appeal to conservative and risk-averse investors.

There are many “quant funds” successfully using different mathematics-based techniques, including neural networks, to assist in the investment decision-making process by uncovering patterns that might otherwise be impossible or too time-consuming to discern. To the best of our knowledge, none use SVM-based models. In broad terms, if SVM Capital can replicate in this arena the consistent superiority SVMs have shown, for example, over neural networks in hundreds of medical field studies, it could achieve an advantaged and patent-protected position in quantitative-based investments in equities, debt instruments, currencies and commodities.

Negotiations in Progress

1. HDC is in the final stages of negotiations with a large European pharmaceutical company to develop a companion diagnostic test using our discovered biomarkers as surrogates in the last phase of a clinical trial for its new drug to treat BPH (enlarged prostate). This company contacted HDC after we presented our BPH biomarker discovery at the World Biomarker Congress.  If all goes well, we believe this will be the first attempt to incorporate a custom-made surrogate biomarker expression signature into a clinical trial for an existing drug. Working together with seven corporations and universities we’ve selected as our development partners, we believe HDC can indeed build a successful test. If the BPH drug ultimately receives FDA approval, the test, which HDC expects to own, could also be used to monitor patients after commercial launch of the drug.

This undertaking could hold much greater promise for HDC than may be evident from the above. For it is possible that the methodology we develop might be a model for an important component in the conduct of future clinical trials worldwide. The advantages of this novel approach could include reducing a trial’s duration and cost, providing more objective data, increasing patient safety by potentially reducing or eliminating placebos, and expediting the time to market for successful drugs. Almost as importantly, it may be able to provide information earlier in the trial process that a drug is not working, thus saving time, money and intellectual resources. At the recent Cancer Biomarker Conference in London, many biomarker experts at some of the world's largest drug firms showed a gratifying interest in our views on the subject. As the FDA has indicated support for this emerging approach to new drug development, your company could be well-positioned to benefit from our pioneering work.

2. We are in end-stage negotiations with a leading biotech company to develop an SVM-based diagnostic test to help interpret flow cell cytometry data for a particular medical condition. Our science team’s analysis of partial data provided to HDC demonstrates a successful proof of concept. If our partner accepts our conclusions, it opens a portal to similar work on diseases such as leukemia and lymphoma that are far more prevalent.

3. We have just entered discussions with the same biotech company and another diagnostics firm to develop a breast cancer prognostic test similar to the Oncotype DX test from Genomic Health and the new FDA-approved MammaPrint test from Agendia, a European firm. If we can reach agreement with either party, HDC will lead the development of this project and own some or all of the final FDA-approved product. We envision an exclusive relationship with only one of these firms, not both.

4. In connection with our presentations at the recent London Biomarker Conference, HDC has finally begun talks with a huge international healthcare company we have long pursued. At stake is licensing and product development using SVMs in diagnostic radiology, including mammography, PET scans, CT scans, MRI and other radiological images. HDC owns a number of SVM patents in this field that we think are very important.

5. We are in early talks with three companies about our recently-discovered 4-gene prostate cancer biomarker signature, for which we have filed a patent application. Given the accuracy (95% AUC, noted earlier) and disease-specific applicability of this biomarker, as well as the level of enthusiasm we discern at these firms, it is possible that discussions could progress at a much faster pace than we have experienced in the past.

6. Our London presentations also elicited interest from a European molecular diagnostics company that has initiated serious inquiry about the applicability of our RFE-SVM pattern recognition technology to MicroRNA expression signature discovery and to circulating tumor cells to identify micro-metastasis in blood.

7. Finally, we have been in continuing but still embryonic discussions with a few clinical labs to provide commercial outlets for biomarker-based clinical tests to be developed and wholly or partly owned by HDC. With one or more such partners, HDC may be able to market tests directly to physicians. The selection of any particular clinical lab partner may be incorporated into a specific license and product development deal.

Additional Funding Received

HDC solicited and received $1 million in new debt funding in September 2006. This investment was provided in its entirety by William F. Quirk, Jr., a member of our Board of Directors and HDC’s second largest shareholder. Mr. Quirk agreed to this capital infusion to allow HDC sufficient time to fully implement its business plan.

Shareholder Relations

Communicating with stockholders is a vital task for all publicly-held companies, but smaller firms like HDC are often faced with a conundrum. What may be trivial for a large company, and thus something not worth disclosing, could be quite important to HDC. Your management constantly strives for a balance between providing timely information to our shareholders and preserving the confidentiality of sensitive negotiations. We will continue to respond to inquiries in a way that is informative but still consistent with confidentiality requirements and regulations on disclosure. Indeed, we welcome these opportunities because our share price seems to suffer from misconceptions that a dearth of information and insights can often engender. But we know we can do better in this area, and improving our ability to keep you well-informed is one of our goals for 2007.

To this end, our first shareholders meeting will be held in May in Savannah. We have accepted invitations to present at two more professional conferences later this year. Our website is being improved in an effort to make it as user-friendly and informative as possible. We plan to cultivate more newspaper and trade journal interviews that lead to articles published about HDC. Later this year, we expect to submit to a prestigious peer-reviewed medical journal a paper about our new prostate cancer biomarker. And finally, we intend to participate more actively in Wall Street investor conferences and to make a concerted effort to meet with groups of investors more regularly.

Shareholders Special Meeting

Our very first meeting of shareholders in May will be a most important event in HDC’s development, as it is likely to set the stage for our future. Each shareholder will soon receive a proxy statement which I hope you will review very carefully. In particular, your Board of Directors has concluded that changing HDC's state of incorporation from Texas to Georgia will contribute importantly to our future success. Our headquarters is in Georgia, most of our employees are in Georgia as will be our future hires, the vast majority of our business is conducted in Georgia, and Georgia law affords Georgia-domiciled companies like ours great flexibility. The proxy statement explains all of this in great detail, and I strongly urge you to VOTE “YES” on this request. It is imperative that shareholders return their proxies because abstentions count as “NO” votes. Texas law requires a 2/3 majority of all outstanding shares to reincorporate, so every vote is important. Proposals to give HDC greater financial flexibility are also important, especially those to increase the number of authorized common shares and to create a class of preferred stock. For all who can attend, this meeting should be an excellent opportunity to meet with and assess the quality of your management team and board members, and to get better insights into our business environment, our strategy and how we expect to achieve our goals.

In Closing

I fully intended that my letter to you this year contain far more substance and detail than last year’s. I think this progression is quite natural for a company that has made great strides in transforming itself into an operating enterprise. While the transit of a duck across a pond appears rather placid, there’s actually some very vigorous paddling going on just under the surface. This analogy may be helpful in appreciating the difference between some external perceptions of HDC of late, and the reality. As to the “paddling”, your management team and board members have indeed worked tirelessly to secure your Company's future in the past year. And just as importantly, a superb cadre of individuals on our world-renowned science team and within our professional firms has endowed HDC with a depth and reach far greater than might be imagined for a firm of our size. Our introduction to some of the world’s largest and most respected corporations in the health field is due in no small measure to the standing and reputation of these highly accomplished professionals. We believe our shareholders are well-served by their dedication to HDC.

On behalf of our entire committed team, I thank you very much for your continued support and interest in HDC. I hope our performance in the year ahead fully justifies your confidence in us.

Stephen D. Barnhill, M.D.
Chairman & CEO

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), Health Discovery Corporation (the "Company") is hereby providing cautionary statements identifying important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Reform Act) made by or on behalf of the Company herein, in other filings made by the Company with the Securities and Exchange Commission, in press releases or other writings, including in electronic form on its internet web site(s), or orally, whether in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will result," "are expected to," "anticipated," "plans," "intends," "will continue," "estimated," and projection") are not historical facts and may be forward-looking and, accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. These factors are described in further detail in the Company's Annual Report on Form 10-K and in other filings by the Company with the Securities and Exchange Commission and include, but are not limited to, our ability to achieve and maintain profitability, the extent to which the pharmaceutical and biotechnology industries are willing to collaborate with and fund third parties on their drug discovery activities, the ability of our collaborators and of Health Discovery to meet drug discovery objectives tied to milestones and royalties, our ability to continue to fund and successfully progress internal research efforts and to create effective, commercially viable drugs, the outcome of pending litigation and our ability to attract and retain experienced scientists and management. The Company cautions that these factors could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.